                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a party other than the Registrant [_]
----------------------------------------------

Check the appropriate box:
[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                                eDiets.com, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                                eDiets.com, Inc.
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on October 23, 2002

                         -------------------------------


Dear Stockholders:

     The Annual Meeting of Stockholders (the "Meeting") of eDiets.com, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Wednesday, October 23, 2002, at The Hilton Deerfield Beach/Boca Raton, Deerfield Beach, Florida for the following purposes:

          1.   To elect five directors, each to serve for a one-year term;

          2. To vote on a proposal to ratify the selection of the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

          3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on Friday, September 27, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the Meeting in person. However, whether or not you plan to attend, please sign, date and mail promptly the enclosed proxy card in the enclosed return envelope. Returning your proxy card does not deprive you of your right to attend the Meeting and vote your shares in person.

                                             By order of the Board of Directors,

                                             Christine M. Brown, Secretary

October 4, 2002
                                eDiets.com, Inc.

                           3801 W. Hillsboro Boulevard
                            Deerfield Beach, FL 33442

                            -------------------------

                                 PROXY STATEMENT

         This proxy statement, which is being sent to stockholders on or about October 4, 2002, is furnished in connection with the solicitation of proxies by the Board of Directors of eDiets.com, Inc., a Delaware corporation (the "Company"), for use at the forthcoming Annual Meeting of Stockholders to be held on Wednesday, October 23, 2002 (the "Meeting"), and at any adjournments thereof.

         At the close of business on Friday, September 27, 2002, the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting, there were outstanding an aggregate of 15,787,550 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), the Company's only class of securities entitled to vote at the Meeting.

Voting And Revocability Of Proxies

         Each share of Common Stock is entitled to one vote on all matters to come before the Meeting. In the election of directors, assuming a quorum is present, the five nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of Proposal 2, assuming that the total vote cast with respect to that Proposal represents a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If a proxy is marked as "withhold authority" or "abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions on Proposal 2 will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized, but broker non-votes and other Specified Non-Votes will not be so included.

         Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the five nominees for director, as provided in Proposal 1 below; FOR ratification of the selection of Ernst & Young LLP as the Company's auditors for the fiscal year ending December 31, 2002 as provided in Proposal 2 below; and, to the extent permitted by applicable rules of the Securities and Exchange Commission (the "SEC"), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments thereof. See "Other Matters" below.

                            1. ELECTION OF DIRECTORS

         The By-Laws of the Company provide that the number of directors shall be such number as the Board may designate, from time to time, by resolution. The Board of Directors has fixed the number of directors to be elected at the Meeting at five and recommends to the stockholders the following five nominees for election as directors of the Company:

                                 David R. Humble
                                  Lee S. Isgur
                                   Isaac Kier
                                Ciaran G. McCourt
                             Pedro N. Ortega-Dardet

         Each nominee has indicated his willingness to serve on the Board. If any nominee will be unable to serve, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than five directors. The nominees who are elected at the Meeting will serve as directors of the Company until the 2003 Annual Meeting of Stockholders, and until their successors are elected and have qualified, subject to earlier death, resignation, retirement or removal from office.

         The following table sets forth, as of September 27, 2002, certain information with respect to each of the above nominees for election as a director at the Meeting and each director whose term of office will continue after the Meeting:

                                                                                   Director
Name, Age And Occupation                                                             Since
------------------------                                                             -----
David R. Humble, 67 ............................................................     1999

     Has served as Chief Executive Officer since November 1999 except for the period from August through December 2000 when David J. Schofield served as Chief Executive Officer. Mr. Humble served as Chairman of the Board,
     President and Chief Executive Officer of eDiets, Inc. since he founded that company in March 1996.

Lee S. Isgur, 65 ...............................................................     1999

     Managing Partner of Corporate Counselors, a research and investment banking consulting firm since 1997. From 1994 to 1997, Mr. Isgur was Managing
     Director of Jeffries & Company, an investment-banking firm.

Isaac Kier, 49 .................................................................     1999

     Served as the Company's President, Chief Executive Officer and

                                                                                     Director
Name, Age And Occupation                                                               Since
------------------------                                                               -----
         Chairman of the Board from 1992 until November 1999. Mr. Kier has been a general partner of Coqui Capital Partners, a venture capital firm licensed by the Small Business Administration as a small business investment company, since February 2000. Mr. Kier also serves on the board of directors of Montebello Brand Liquors, Inc. and Islanet, Inc.
         Since April 1997, he has been a principal of First Americas Partners,
         LLC, an investment partnership focusing on investments in North and
         South America. From 1987 to 1997, he served as the Managing Partner of
         Dana Communications Limited, a non-wireline cellular licensee.

Ciaran G. McCourt, 39

         Has served as Managing Director of eDiets Europe Limited since 2000, when the Company formed a joint venture with Unislim Ireland Limited
         ("Unislim") to expand its operations into Europe. Mr. McCourt served as Managing Director of Unislim from 1994 to 2000. Mr. McCourt holds a
         B.C.L. law degree from University College, Dublin, Ireland and Kings
         Inns, Dublin, Ireland and a BL, Barrister at Law.

Pedro N. Ortega-Dardet, 38 .....................................................       2002

         Since 1997 has served as President of Skinmatics, Inc., which designs, manufactures and markets premium skin care products for the professional industry under the name Wilma Schumann Skin Care. Mr. Ortega-Dardet also serves as Director of the Esthetics Manufacturer and Distributors Alliance, is a member of other skin-care industry associations, has authored several skin-care industry articles and serves as the Editor of Skin and Body News, an industry newsletter. Mr. Ortega-Dardet holds B.S. degree in Industrial Engineering and Operations Research from Syracuse University and an M.B.A. with a concentration in Finance and a minor in Marketing from the University of Miami.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS CAST THEIR VOTES FOR THE ELECTION OF EACH OF THESE NOMINEES.

Information Concerning Meetings and Certain Committees

         The Board of Directors held 12 formal meetings during fiscal 2001 (which ended December 31, 2001), and also conferred informally and took formal action by unanimous written consent on a number of additional occasions. The Board has the following standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee, as the Board of Directors as a whole studies the qualifications and recommends to the stockholders the nominees for election as the Company's directors.

         The Audit Committee's members during fiscal 2001 were and currently are Messrs. Kier, Isgur and James M. Meyer. The primary role of the Audit Committee is to assist the Board in fulfilling the Board's responsibility to oversee management's conduct of the Company's financial reporting process. The responsibilities and processes of the Audit Committee are more fully described in the Audit Committee Charter under which the Committee operates. The Audit Committee Charter, which was adopted by the Board, is attached as an appendix to this proxy statement. During fiscal 2001 the Audit Committee held four formal meetings. See "Additional Information - Report of the Audit Committee" below.

         The Compensation Committee's members during fiscal 2001 were and currently are Messrs. Isgur and Meyer. The Compensation Committee is responsible for administering the Company's stock option plan and is authorized to review and approve specific executive compensation arrangements and other matters referred to it by the Board and to recommend policies respecting the compensation of executive officers of the Company generally. During fiscal 2001, the Compensation Committee met and conferred informally on a number of occasions.

         The Executive Committee's members during fiscal 2001 were and currently are Messrs. Humble, Isgur and Matthew A. Gohd. The Executive Committee exercises all the powers of the Board of Directors (except as limited by statute) when the Board of Directors is not in session. The Executive Committee met and conferred informally on a number of occasions during fiscal 2001.

         During fiscal 2001, all directors attended in person or by conference telephone at least 75% of all formal meetings of the Board of Directors and committees of the Board on which they served.

Compensation of Directors

         The Company's directors do not currently receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for travel and lodging expenses in connection with attendance at Board and committee meetings. Under the Company's Stock Option Plan (as amended and restated effective April 1, 2002), non-employee directors are eligible to receive automatic grants of vested options to purchase 25,000 shares of Common Stock per year at an exercise price equal to the market price of the Common Stock on the date of grant. Upon their appointment to the Board of Directors, Messrs. Isgur, Gohd, Meyer and Kier each received an option to purchase 25,000 shares of Common Stock that vested immediately at an exercise price of $2.00 per share and Mr. Ortega received an option to purchase 25,000 shares of Common Stock that vested immediately at an exercise price of $1.40 per share. In addition, Messrs. Humble, Gohd and Kier, the members of the Company's initial Executive Committee, each received on their appointment a one-time option grant to purchase 100,000 shares of Common Stock that vested immediately at an exercise price of $2.00 per share. Currently the Executive Committee consists of Messrs. Humble, Gohd and Isgur.

                    2. RATIFICATION OF SELECTION OF AUDITORS

         The selection of Ernst & Young LLP ("E&Y") to serve as independent auditors of the Company for the current fiscal year ending December 31, 2002, will be submitted to the stockholders of the Corporation for ratification at the Meeting. Representatives of E&Y will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

         E&Y served as the Company's independent auditors for the Company's fiscal years ended December 31, 2001, 2000 and 1999.

         The firm of E&Y has advised the Company that neither it nor any of its members has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by E&Y during the year ended December 31, 2001 were furnished at customary rates.

         THE BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF ITS SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002 IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR SUCH RATIFICATION.

                                3. OTHER MATTERS

         The Board of Directors knows of no matters to be presented for action at the Meeting other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by applicable rules of the SEC, in accordance with the judgment of the persons voting such proxies. In the latter regard, the Company intends to avail itself, with respect to the Meeting, of the provisions of Rule 14a-4(c)(i) under the Securities Exchange Act of 1934, as amended, which grant the persons voting the proxies discretionary authority to vote on any shareholder proposals presented at an annual meeting if the Company has not received notice a reasonable time before it mails its proxy materials for the current year. The Company has received no notice of any shareholder proposal.

                             ADDITIONAL INFORMATION

Executive Officers

         Robert T. Hamilton, 38, has served as Chief Financial Officer and Treasurer since November 1999. From July 1995 to November 1999, Mr. Hamilton was Manager, Financial Reporting for Equinox Systems Inc., a public company engaged in the design and development of serial input/output communication devices. Prior to July 1995, Mr. Hamilton was an audit manager with Arthur Andersen LLP. Mr. Hamilton is also a certified public accountant.

         Steven E. Johnson, 38, has served as our Chief Technology Officer since November 1998 and prior to that had been Director of Software Development on a part-time basis. From

November 1996 through November 1998, Mr. Johnson served as a Senior Principal Engineer for Sensormatic Electronics Corporation. From April 1991 to November 1996, he was the Manager for Software Development for Advanced Promotion Technologies, Inc.

         Christine M. Brown, 45, has served as Vice President of Operations since August 2000. Previously, Ms. Brown served as Director of Operations from November 1999 to August 2000. From February 1999 to July 1999, she was a financial consultant to eDiets, Inc. From March 1997 through June 1999, Ms. Brown was the Manager for Financial Reporting for Iron Mountain Records Management, Inc., a company engaged in the management of off-site record storage. From June 1995 to March 1997, Ms. Brown was the Director of Business Development of the Family Behavioral Center in Delray Beach, Florida. From March 1988 through April 1995, she was the Director of Operations for Advanced Promotion Technologies, Inc.

         Ronald L. Caporale, 37, has served as Executive Vice President of Business Development since January 2001. Mr. Caporale helped launch eDiets, Inc. in 1996 and served as its Director of Marketing and Business Development through September 1999 when he left the Company to join iVillage, Inc., operator of iVillage.com. While at iVillage, Mr. Caporale's positions included Vice President and General Manager of Sales.

         Alison C. Tanner, 40, has served as Chief Strategy Officer and Director of Investor Relations since May 2002. Ms. Tanner is also the Founder and President of Investorese, Inc., an investor relations firm based in Boca Raton, Florida that serves public and private companies with technology based products and services. Prior to founding Investorese, Inc., Ms. Tanner was Director of Investor Relations and Financial Media Relations at Sensormatic Electronics Corporation from 1996 to 2000. Ms. Tanner is a Chartered Financial Analyst.

Beneficial Ownership Of Principal Shareholders And Management

         The following table sets forth, as of September 27, 2002 (unless otherwise specified) certain information concerning the beneficial ownership of Common Stock by: (i) each person who was known by the Company to be the beneficial owner of more than 5% of such shares; (ii) each director and nominee for director of the Company; (iii) each of the executive officers or former executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement; and (iv) all present directors and executive officers of the Company, as a group. Such information is based upon information filed by such persons with the SEC or provided to the Company by such persons or by other sources believed to be reliable.

           Name and Address              Number of Shares            Percent
          Of Beneficial Owner           Beneficially Owned          of Class
          -------------------           ------------------          --------

David R. Humble                             7,946,731  (1)             49.9 %

Lee S. Isgur                                  228,500  (2)              1.4 %

Isaac Kier                                  1,073,678  (3)              6.6 %

Matthew A. Gohd                          932,720 (4)            5.7 %

James M. Meyer                           392,500 (5)            2.4 %

Ciaran G. McCourt                          1,000                  *

Pedro N. Ortega-Dardet                    39,404 (6)              *

Ronald L. Caporale                       255,786 (7)            1.6 %

Robert T. Hamilton                       149,750 (8)              *

Christine M. Brown                       158,786 (9)              *

Steven E. Johnson                        389,119 (10)           2.4 %

All directors and executive
officers as a group (12 persons)      11,614,474 (11)          63.4 %


*Less than 1%

(1) Includes 141,666 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.

(2) Includes 70,500 shares held by a revocable trust of which Mr. Isgur and his wife are the trustees and beneficiaries and 137,500 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.

(3) Includes 238,750 shares issuable upon exercise of stock options that are vested or exercisable within 60 days; 62,500 shares issuable upon exercise of warrants issued in our private placement; 65,211 shares held by a charitable remainder trust of which Mr. Kier and his wife are the trustees; and 156,250 shares and 62,500 shares issuable upon the exercise of immediately exercisable warrants issued in the private placement to Coqui Capital Partners, L.P., of which Mr. Kier is the general partner. Mr. Kier disclaims beneficial ownership of shares held by Coqui Capital Partners, L.P. except for his proportional interest therein.

(4) Includes 280,000 shares issuable upon the exercise of immediately exercisable warrants issued to the placement agent Whale Securities Co., LP in the 1999 private placement and transferred to Mr. Gohd; 175,000 shares issuable upon exercise of vested stock options; and 62,500 shares issuable upon the exercise of warrants issued in the private placement. Also includes 135,220 shares issuable upon the exercise of additional warrants issued to Mr. Gohd in March 2001 in connection with the Company's agreement with the placement agent. Does not include 31,250 shares and 12,500 shares issuable upon the exercise of warrants issued in the private placement to Porpoise Investors I, L.P. Mr. Gohd is the President of the general partnership of Porpoise Investors I, L.P. and disclaims beneficial ownership of these shares.

(5) Includes 212,500 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days; and 25,000 shares issuable upon the exercise of immediately exercisable warrants issued in the private placement.

(6) Represents 14,404 shares received in connection with the merger of DietSmart, Inc. with and into eDiets.com, Inc. in 2001 and 25,000 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.

(7) Includes 235,786 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.

(8) Represents 149,750 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.

(9) Represents 158,786 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.

(10) Includes 379,119 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.

(11) Includes the directors and nominees, the executive officers named in the Summary Compensation Table and Alison C. Tanner, the Company's Chief Strategy Officer and Director of Investor Relations.

Summary Compensation Table

         The following table sets forth certain information concerning the annual and long-term compensation paid for fiscal years 2001, 2000 and 1999 to or for: (i) the Company's Chief Executive Officer; and (ii) each of the Company's four other most highly compensated executive officers whose total annual salary and bonus for fiscal year 2001 exceeded $100,000 (collectively, the "Named Officers") for services rendered to the Company and its subsidiaries.

                                           ANNUAL COMPENSATION                       LONG TERM AWARDS
                                  -------------------------------------------------------------------------
NAME AND                                                           OTHER       SECURITIES
PRINCIPAL                                                          ANNUAL      UNDERLYING       ALL OTHER
POSITION                 YEAR      SALARY($)        BONUS($)       COMP($)      OPTIONS(#)     COMPENSATION
-----------------------------------------------------------------------------------------------------------
David R. Humble,
     Chairman and        2001      $250,000            -         $ 2,625(1)          -               -
     Chief Executive     2000       157,203            -               -             -               -
     Officer             1999        17,309            -               -       100,000               -

Robert T. Hamilton,      2001      $114,231            -         $ 2,625(1)     63,000               -
     Chief Financial     2000       100,000            -         $ 2,500(1)     32,000               -
     Officer(2)          1999         8,462            -              -        100,000               -

Steven E. Johnson,       2001      $142,308            -         $ 2,625(1)     52,000               -
     Chief Technology    2000       124,670      $10,000         $ 1,346(1)     62,998               -
     Officer             1999        86,899            -              -        159,993               -

Christine M. Brown       2001      $108,777      $ 6,000         $   675(1)     63,000               -
     Executive Vice      2000        80,383            -         $   433(1)     47,000               -
     President(3)        1999        25,930            -               -        90,286               -

Ronald L. Caporale       2001      $142,500            -               -       115,000        $102,656(5)
     Executive Vice      2000             -            -               -             -               -
     President(4)        1999        36,061            -               -             -               -

-------------------------

   (1) Represents 401 (k) contributions made by us on their behalf.
   (2) Mr. Hamilton joined us in November 1999.
   (3) Ms. Brown joined us in July 1999.
   (4) Mr. Caporale left us in September 1999 and rejoined us in January 2001.
   (5) Represents a bonus for 2001 that we accrued in December 2001 and paid in January 2002 to Mr. Caporale.

Option Grants In Last Fiscal Year

       The following table sets forth certain information concerning individual grants of stock options made during fiscal 2001 to Named Officers. All grants of stock options reflected in the following table were made pursuant to the Company's 1997 Plan or under the Company's 2000 Omnibus Stock Option and Long-Term Incentive Plan and are subject to the terms of such Plans.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                            NUMBER OF         % OF TOTAL          EXERCISE
                           SECURITIES         OPTIONS/SARS          OR
                           UNDERLYING          GRANTED TO          BASE
                            OPTIONS           EMPLOYEES IN         PRICE       EXPIRATION
          NAME              GRANTED(#)         FISCAL YEAR         ($/SH)         DATE
-------------------------------------------------------------------------------------------
David R. Humble                   -                  -                -                   -

Robert T. Hamilton           40,000                2.4%           $0.98            09/17/06
                             23,000                1.4%           $1.48            11/29/06

Steven E. Johnson            52,000                3.2%           $1.21           10/18//06

Christine M. Brown           40,000                2.4%           $0.98            09/17/06
                             23,000                1.4%           $1.48            11/29/06

Ronald L. Caporale          115,000                7.0%           $1.06            01/15/06

Aggregate Options Exercised In Last Fiscal Year And Fiscal Year-End Options
Values

       The following table sets forth information concerning option exercises by Named Officers during fiscal 2001, and the value of all unexercised stock options held by Named Officers, as well as the number of shares of Common Stock of the Company underlying unexercised stock options held by Named Officers, as of December 31, 2001, the last day of fiscal 2001:


                                                                                 VALUE OF
                                                            NUMBER OF           UNEXERCISED
                                                          UNEXERCISED          IN-THE-MONEY
                                                           OPTIONS AT            OPTIONS AT
                                                           DECEMBER 31,         DECEMBER 31,
                             SHARES                          2001(#)               2001($)
                             ACQUIRED        VALUE($)      EXERCISABLE/        EXERCISABLE/
        NAME               ON EXERCISE       REALIZED     UNEXERCISABLE        UNEXERCISABLE(1)
-----------------------------------------------------------------------------------------------
David R. Humble                   -               -       100,000/-                           -

Robert T. Hamilton                -               -       116,000/79,000       $ 15,830/$53,270

Steven E. Johnson                 -               -       340,206/60,500       $227,782/$36,750

Christine M. Brown                -               -       113,786/86,500       $ 96,159/$45,850

Ronald L. Caporale                -               -       167,036/86,250       $261,218/$59,728

----------------

 (1) Value is based on the difference between the option exercise price and the fair market value at December 31, 2001, the fiscal year-end ($1.755 per share), multiplied by the number of shares underlying the option.

Employment Agreements

         In November 1999, the Company entered into a three-year employment agreement with Mr. Humble. He currently receives a base salary of $250,000 per year, which was increased from $150,000 in December 2000. He is also entitled to receive a bonus to be determined by the Compensation Committee, based on income before taxes. The employment agreement contains a non-competition provision for the term of employment and two years thereafter and a non-disclosure provision.

         On June 1, 2002, the Company entered into an employment agreement with each of Messrs. Hamilton, Johnson and Caporale and Ms. Brown. Each agreement has a term of two years commencing on the date of the agreement and provides for annual base compensation of $160,000. Each agreement also provides for a lump sum payment of $150,000 plus a pro-rata portion of any earned but unpaid bonus and/or commissions in the event of termination for any reason other than "cause" (as defined identically in each agreement), death or disability or in the event of resignation for "good reason" (as defined identically in each agreement) following a "change of control." "Change of control" is defined in each agreement to mean another person or entity owns more voting stock of the Company than Mr. Humble or Mr. Humble is no longer the Company's Chairman of Chief Executive Officer. In addition, under the terms of each agreement, in the event of a change of control, all options granted to each executive shall immediately vest and become exercisable and the exercise period of each such option will be extended until the option expires. Each agreement contains covenants regarding disclosure and assignment of discoveries to the Company, non-disclosure of confidential Company information and non-competition for the term of the agreement and for one year following termination for cause. However, if the termination is for a reason other than "cause," the non-competition covenant terminates as of the executive's termination date.

Report of the Audit Committee

         The Audit Committee of the Board of Directors of eDiets.com, Inc. (the "Audit Committee") is composed of three non-employee directors of the Company who have been determined by the Board to be independent and, collectively, to possess financial literacy and experience. The Audit Committee operates under a written Audit Committee Charter adopted by the Board, a copy of which is attached as an appendix to this proxy statement.

         Management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls, and the Company's independent accountants are responsible for auditing the Company's financial statements. The Audit Committee's responsibility is to oversee these processes on behalf of the Board. However, the Audit Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the independent accountant's work.

         In fulfilling its oversight responsibilities, the Audit Committee, among other things:

         . Reviewed and discussed with the Company's management, internal auditors, and its independent accountants the Company's fiscal 2001 audited consolidated financial statements, including the overall quality of the Company's accounting policies.

         . Discussed with the Company's independent accountants matters required to be discussed under generally accepted auditing standards, including matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by generally accepted auditing standards.

         . Discussed with the Company's independent accountants their independence from the Company, received from them the written disclosures required by the Independence Standards Board and considered whether the independent accountants' provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements is compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent accountants for audit and non-audit services.

         Based on these reviews, meetings, discussions, and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and as outlined in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for fiscal 2001 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Audit Committee also recommended the selection of Ernst & Young LLP as the Company's independent accountants for fiscal 2002.

                                       Audit Committee:

                                       Isaac Kier
                                       Lee S. Isgur
                                       James M. Meyer

Independent Auditors and Fees

         The firm of Ernst & Young LLP served as the Company's independent public accountants for fiscal 2001 and the Company anticipates that Ernst & Young LLP will serve as its independent public accountants for fiscal 2002, the Audit Committee having recommended the retention of Ernst & Young LLP as the Company's independent public accountants for fiscal 2002. A representative of Ernst & Young LLP is expected to be present at the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

         For the fiscal year ended December 31, 2001, fees paid by the Company for services provided by Ernst & Young LLP were as follows:

   A.    Audit Fees ..............................................................     $193,910.00

   B.    Audit Related Fees ......................................................     $ 55,430.00
          (including international statutory audits and consultations on accounting standards and transactions)

   C.    Financial Information Systems Design and Implementation Fees ............     $      0.00

    D.   Other Fees ...............................................................    $    1,200.00
           (including income tax and other consulting services)


Certain Relationships And Related Transactions

         In 1999, the Company advanced approximately $88,000 to Mr. Humble who agreed to repay these advances by March 1, 2001 with interest at an annual rate of 7%. In the third quarter of 2000, the Company forgave the note receivable from Mr. Humble and it was charged to equity.

         Mr. Humble has filed a patent application covering the means of using the Internet to provide an interactive link for the purpose of providing retailers and manufacturers with information to measure the response of the consumers to the sales and marketing information. He has granted the Company an exclusive royalty-free perpetual license to use the aspects of the invention and improvements under the patent, if a patent is issued, as it relates to the Company's Internet marketing program.

         In January 2001, the Company engaged a consultant, who is a partner of Mr. Isgur, one of the directors, in an unrelated business, to work with management for a one-year period to strategize and coordinate public and investor relations efforts for the Company. As compensation, the Company issued to the consultant 400,000 warrants with an exercise price of $0.75 per share. The warrants vested immediately and are exercisable through January 2004. The fair value of the warrants totaled approximately $158,000, which was recognized as consulting expense during the year ended December 31, 2001.

         During 2001, Mr. Meyer provided consulting services to the Company outside his duties as a director. As compensation for these services, the Company granted him in June 2001 an option to purchase 25,000 shares of Common Stock that vested immediately at an exercise price of $1.38 per share. The Company also paid and accrued approximately $1,500 and $17,500, respectively, for royalties due to Mr. Meyer for eDiets companion program product sales during the year ended December 31, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("reporting persons") to file certain reports of ownership and changes in their ownership of the Company's equity securities with the SEC.

         As of the date of this report, based on a review of the copies of the forms received, the Company believes that all directors, officers and beneficial holders of more than 10% of the Company's equity securities timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2001.

Solicitation of Proxies

         The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specifically compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

Shareholder Proposals

         In order to be eligible for inclusion in the Company's proxy material for the 2003 Annual Meeting of Shareholders, shareholders' proposals to take action at such meeting must comply with applicable SEC rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than June 6, 2003.

Miscellaneous

         A copy of the Company's 2001 Annual Report to Stockholders is being mailed with this proxy statement but is not to be regarded as proxy solicitation material.

         The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2001. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable charge. All requests should be directed to the Secretary of the Company, 3801 W. Hillsboro Boulevard, Deerfield Beach, Florida 33442.

                                     By order of the Board of Directors,


                                     Christine M. Brown, Secretary

October 4, 2002

                                   APPENDIX A

                             Audit Committee Charter

Organization

There is hereby established a committee of the board of directors of eDiets.com, Inc. (the "Corporation"), to be known as the Audit Committee. The Audit Committee shall be composed of not less than three (3) directors of the Corporation who are independent of the management of the Corporation. Members of the Audit Committee shall be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. All Audit Committee members will he financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the directors of the Corporation in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

     . Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

     . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries.

     . Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

     . Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and timely review of the Corporation's quarterly reports, and the audit procedures to be utilized, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

     . Review with the independent auditors and the Corporation's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review the Corporation's policy statements to determine their adherence to the code of conduct.

     . Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     . Review accounting and financial human resources and succession planning within the Corporation.

     . Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     . Investigate any matters brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     . Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

     . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principals and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

     . On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

     . Review the report of the Audit Committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the Independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

     . Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

                                      PROXY
                                eDiets.com, Inc.
--------------------------------------------------------------------------------

                       2002 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 23, 2002

The undersigned, revoking all prior proxies, hereby appoint(s) David R. Humble and Isaac Kier, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Common Stock of eDiets.com, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Hilton Deerfield Beach/Boca Raton, Deerfield Beach, Florida on October 23, 2002 at 9:00 a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2. Attendance of the undersigned at the Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate an intent to vote in person.

1. To elect five directors to the Board of Directors, each to serve for a one-year term:

     FOR all nominees listed below           WITHHOLD AUTHORITY to vote
     (except as marked to the contrary       for all nominees listed below [_]
     below*)[_]

                          David R. Humble    Lee S. Isgur
                          Isaac Kier         Ciaran G. McCourt
                             Pedro N. Ortega- Dardet

     *(INSTRUCTION: To withhold authority to vote for any individual nominee, strike out that nominee's name above.)

2. To ratify the selection of the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002:

     FOR [_]                  AGAINST [_]                   ABSTAIN [_]

Please sign exactly as name appears hereon. Owners of jointly held shares should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.

Signature:___________________
Date:________________________

Signature:___________________
Date:________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.